CONSULTING AGREEMENT

This Consulting Agreement (this "Agreement") is made and entered into as of the date of the closing of the transactions contemplated by the Agreement and Plan of Merger by and among Murphy Canyon Acquisition Corp., Conduit Merger Sub, Inc. and Conduit Pharmaceuticals Limited, dated as of November 8, 2022 (the "Effective Date"), by and between Jack K. Heilbron ("Consultant") and Murphy Canyon Acquisition Corp., which as of the Effective Date will be renamed Conduit Pharmaceuticals Inc. (the "Company"). The Company and Consultant are sometimes collectively referred to herein as the Parties and individually as a Party.

1. **Consulting Terms**. During the period commencing on the Effective Date and ending on the first anniversary of the Effective Date, or such earlier date on which Consultant's consulting relationship with the Company is terminated as provided herein (such period, the "Consulting Period"), Consultant shall, at the Company's request, provide advisory services with regard to the business and operations of the Company, including assistance with strategic planning and financing efforts (the "Consulting Services"). Consultant shall provide these Consulting Services at the request of, and report directly to, the Chief Executive Officer of the Company. Consultant shall make himself available (by telephone, videoconference or e-mail) at reasonable times during normal business hours and on reasonable notice to provide the Consulting Services and shall dedicate such time commitment as is reasonably necessary to perform such Consulting Services. In addition, Consultant shall make himself available to travel in connection with performing his Consulting Services hereunder if reasonably requested by the Company, with appropriate advance notice, and any travel expenses associated therewith shall be reimbursed to the extent provided by Section 4 of this Agreement.

2. **Non-Exclusive Relationship**. Consultant is providing the Consulting Services on a non-exclusive basis and, during the Consulting Period, and subject to Section 8 below, he shall be entitled to perform or engage in any activity not inconsistent with this Agreement, so long as such activities (individually or in the aggregate) (a) do not materially interfere with the performance of Consultant's responsibilities as set forth in Section 1 of this Agreement, whether individually or in the aggregate, and (b) are approved in advance by the Chief Executive Officer of the Company.

3. **Compensation**.

(a) Consulting Fee. During the Consulting Period, the Company shall pay Consultant a flat fee of $25,000 (the "Consulting Fee") per calendar quarter (pro-rated for partial calendar quarters), which shall be paid in arrears within 10 calendar days following the last day of each calendar quarter during the Consulting Period.

(b) Stock Option. On or as soon as practicable following the Effective Date, the Company shall grant to Consultant a stock option (the "Stock Option") to purchase that number of shares of the Company's common stock determined by dividing (i) $300,000, by (ii) the per share Black-Scholes valuation as of the grant date, utilizing the same assumptions that the Company uses in preparation of its financial statements, with the resulting quotient rounded down to the nearest whole share. The Stock Option shall be granted upon the terms, and subject to the conditions, of the Conduit Pharmaceuticals Inc. 2023 Stock Incentive Plan (the "Stock Incentive

Plan") and an award agreement to be executed by Consultant (it being understood that such grant shall be conditioned upon the execution of such award agreement). The Stock Option shall (i) have an exercise price per share equal to the "Fair Market Value" (as defined in the Stock Incentive Plan) of an underlying option share on the date of grant, (ii) vest in quarterly installments over a one-year period, provided that Consultant continues to provide services hereunder, with accelerated vesting upon a Change in Control (as defined in the Stock Incentive Plan), (iii) be exercisable upon vesting until the first to occur of (x) the tenth anniversary of the date of grant, or (y) the fifth anniversary of the date that Consultant ceases to provide services to the Company, and (iv) otherwise be subject to the standard form of award agreement approved under the Stock Incentive Plan.

(b) Taxes. Consultant understands and acknowledges that he is responsible for paying all federal, state or local income taxes with respect to amounts paid under this Agreement, and that the Company will not withhold through payroll deductions any taxes or other payments on behalf of Consultant (other than as required by applicable law, as reasonably determined by the Company). Consultant further understands that Consultant may be liable for self-employment (social security) tax, to be paid by Consultant according to law. Consultant agrees that Consultant will be responsible for compliance with all federal, state and local laws, regulations and orders in connection with taxes, unemployment insurance, social security, worker's compensation, disability or like matters. Consultant agrees to hold the Company harmless for any and all tax liabilities incurred as a result of the payments and/or reimbursements under this Agreement, and to reimburse the Company for any taxes or penalties levied against it with regard to this Agreement.

(c) No Benefits. The Company shall not provide Consultant, or any principal, employee or contractor of Consultant, with any benefits, including without limitation any severance, pension, retirement, health or welfare, or any kind of insurance benefits, including workers compensation insurance.

4. Reimbursable Costs. The Company shall reimburse Consultant for actual and reasonable expenses (including travel expenses) incurred in performing the Consulting Services during the Consulting Period that are approved in advance by the Chief Executive Officer of the Company or his designee.

5. Independent Contractor Status. In performing the Consulting Services herein, the Company and Consultant agree that Consultant shall at all times be acting solely as an independent contractor and not as an employee of the Company or its affiliates. The Company and Consultant agree that Consultant will not be an employee of the Company or its affiliates during the Consulting Period in any matter under any circumstances or for any purposes whatsoever, and that Consultant and not the Company shall have the authority to direct and control Consultant's performance of his activities hereunder. Consultant and the Company hereby agree and acknowledge that this Agreement does not impose any obligation on the Company to offer ongoing work or employment to Consultant at any time. Nothing contained in this Agreement shall be construed to create a partnership or joint venture between the Company and Consultant, nor to authorize either Party to act as general or special agent of the other Party in any respect.

6. Obligations of Consultant. Subject to Section 2 of this Agreement, Consultant shall: (a) dedicate such time commitment to the Consulting Services as is reasonably necessary to perform such Consulting Services; (b) comply with all applicable federal, state, municipal and foreign laws and regulations required to enable Consultant to render to the Company the Consulting Services called for herein; (c) observe the anti-harassment, workplace violence, drug-free workplace, and safety-related rules and policies of the Company while working on the Company's premises or performing the Consulting Services; and (d) comply at all times with Section 8 of this Agreement.

7. Observer Rights.

(a) During the Consulting Period, Consultant shall have the right, but not the obligation, to attend all meetings (including telephonic or videoconference meetings but excluding executive sessions) of the Board of Directors of the Company (the "Board") and all committees thereof in a non-voting, observer capacity, without additional compensation. Consultant may participate fully in discussions of all matters brought to the Board or a committee thereof, as the case may be, for consideration, but in no event shall Consultant (i) be deemed to be a member of the Board or any committee thereof; (ii) be taken into account or required for purposes of establishing a quorum; (iii) except for (and without limitation of) the obligations expressly set forth in this Agreement, have or be deemed to have, or otherwise be subject to, any duties (fiduciary or otherwise) to the Company or its stockholders; or (iv) have the right to propose or offer any motions or resolutions to the Board or any committee thereof.

(b) The Company shall provide to Consultant copies of all notices, minutes, consents, and other materials that it provides to Board members generally (collectively, "Board Materials"), at the same time and in the same manner as such information is delivered to the Board members.

(c) Notwithstanding anything herein to the contrary, the Company may exclude Consultant from access to any Board Materials, meeting, or portion thereof if the Board concludes, acting in good faith, that (i) such exclusion is reasonably necessary to preserve the attorney-client or work product privilege between the Company or its affiliates and its counsel (provided, however, that any such exclusion shall only apply to such portion of such material or meeting which would be required to preserve such privilege); or (ii) such exclusion is necessary to avoid a conflict of interest or disclosure that is restricted by any agreement to which the Company or any of its affiliates is a party or otherwise bound.

(d) Consultant shall be entitled to advancement of expenses and rights to indemnification from the Company to the same extent provided by the Company to its directors under the Certificate of Incorporation and Bylaws of the Company as in effect from time-to-time. The Company acknowledges and agrees that the foregoing rights to indemnification and advancement of expenses constitute third-party rights extended to Consultant by the Company and do not constitute rights to indemnification or advancement of expenses as a result of Consultant serving as a director, officer, employee, or agent of the Company.

(e) The Company agrees to reimburse Consultant for reasonable out-of-pocket expenses incurred in connection with his attendance at Board and committee meetings; provided

that all reimbursements payable by the Company pursuant to this Section 7(e) shall be payable in accordance with and subject to the Company's policies and practices with respect to director expense reimbursement then in effect.

8. Confidentiality.

(a) Consultant shall hold in a fiduciary capacity for the benefit of the Company and its affiliates (the "Company Group"), all secret or confidential information, knowledge, or data relating to the Company Group and its businesses (including, without limitation, any proprietary and not publicly available information concerning any processes, methods, trade secrets, research secret data, costs, names of users or purchasers of their respective products or services, business methods, operating procedures or programs, or methods of promotion and sale) that Consultant has obtained prior to or during the Consulting Period and that is not public knowledge (other than as a result of Consultant's violation of this Section 8) ("Confidential Information"). For the purpose of this Section 8, information shall not be deemed to be publicly available merely because it is embraced by general disclosures or because individual features or combinations thereof are publicly available. Consultant shall not use, communicate, divulge, or disseminate Confidential Information at any time during or after the Consulting Period, except with prior written consent of the applicable Company Group company, or as otherwise required by law or legal process. All records, files, memoranda, reports, customer lists, drawings, plans, documents, and the like that Consultant uses, prepares, or comes into contact with during the course of the Consulting Period shall remain the sole property of the Company and/or the Company Group, as applicable. Upon termination of the Consulting Period for any reason, or at the request of the Company at any time, Consultant shall promptly return to the Company all tangible property then in Consultant's possession, custody or control belonging to the Company or any member of the Company Group, including all Confidential Information.

(b) Under the federal Defend Trade Secrets Act of 2016, Consultant shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (i) is made (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (y) solely for the purpose of reporting or investigating a suspected violation of law; (ii) is made to Consultant's attorney in relation to a lawsuit for retaliation against Consultant for reporting a suspected violation of law; or (iii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Nothing in this Agreement shall (1) prevent Consultant from testifying truthfully as required by law, (2) prohibit or prevent Consultant from filing a charge with or participating, testifying, or assisting in any investigation, hearing, whistleblower proceeding, or other proceeding before any federal, state, or local government agency (*e.g.*, EEOC, NLRB, SEC, etc.), or (3) prevent Consultant from disclosing Confidential Information in confidence to a federal, state, or local government official for the purpose of reporting or investigating a suspected violation of law.

9. Termination. This Agreement shall automatically terminate on the first anniversary of the Effective Date (the "End Date"). At any time prior to the End Date, either Party may terminate this Agreement and Consultant's services hereunder for any reason or no reason by providing 14 calendar days' written notice to the other Party in accordance with Section 10(e) below. Upon any termination, Consultant shall be entitled to receive any earned but unpaid Consulting Fee through the date of termination and shall have no further rights to payment of any

consulting fees or other compensation hereunder. Notwithstanding the foregoing, in the event that the Company terminates this Agreement prior to the End Date other than due to Consultant's material breach of the terms hereof, then in addition to the payments described in the immediately preceding sentence, the Company shall pay Consultant the Consulting Fee on the same schedule and at the same rate as if Consultant had continued to provide the Consulting Services through the End Date, and Consultant shall continue to vest in the Stock Option, in each case subject to Consultant's continuing compliance with his obligations under Section 8 of this Agreement.

10. Miscellaneous.

(a) Entire Agreement, Amendment and Waiver. This Agreement, along with the documents referenced herein, represents the final and entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, negotiations and discussions between the Parties hereto and/or their respective counsel with respect to the subject matter hereof. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Consultant, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

(b) Successors. This Agreement is personal to Consultant and without the prior written consent of the Company shall not be assignable by Consultant other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be binding upon the Company and its affiliates, and their respective successors and assigns.

(c) Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. In any action between the parties arising out of or relating to any dispute under this Agreement, each of the Parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in Delaware.

(d) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which taken together shall constitute one instrument. A signed copy of this Agreement delivered by electronic mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

(e) Notices. Any notice provided for in this Agreement shall be in writing and shall be sent by electronic mail. Notices to Consultant shall be sent to Jack Heilbron, c/o Presidio Property Trust, 4995 Murphy Canyon Road, Suite 300, San Diego, CA 92123, jheilbron@presidiopt.com . Notices to the Company should be sent to Adam Sragovicz, c/o Conduit Pharmaceuticals, 4995 Murphy Canyon Road, Suite 300, San Diego, CA 92123, adam.sragovicz@murphycanyonac.com . Any notice under this Agreement will be deemed to have been given when sent by electronic mail.

(Signatures are on the following page)

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above.

MURPHY CANYON ACQUISITION CORP.

Authentisign
Adam Sragovicz

By: Adam Sragovicz
Its: Chief Financial Officer

CONSULTANT

Authentisign
Jack Heilbron

Jack K. Heilbron